EXHIBIT 99.1

  Financial Corporation

Contact:	Ronald J. Nicolas, Jr.
Jon D. Van Deuren
Investor Relations Department
Aames Financial Corporation
(323) 210-5311

For Immediate Release

AAMES FINANCIAL CORPORATION
ANNOUNCES MARCH 2004 QUARTER RESULTS
Record quarterly loan production of $1.9 billion
Net income of $20.9 million compared to $6.7 million a year ago

        Los Angeles, California, April 26, 2004 – Aames Financial Corporation (OTCBB: AMSF), a 50 year old national subprime mortgage lender, today reported results of operations for the three and nine months ended March 31, 2004, announcing net income of $20.9 million and $66.7 million, respectively, compared to net income of $6.7 million and $18.7 million, respectively, during the comparable three and nine month periods a year ago. During the three and nine months ended March 31, 2004, diluted net income to common stockholders was $21.4 million and $68.3 million, respectively, compared to $6.7 million and $18.7 million, respectively, during the comparable three and nine month periods a year ago. Diluted net income per common share was $0.20 and $0.65 during the three and nine months ended March 31, 2004, respectively, compared to diluted net income per common share of $0.07 and $0.20 during the comparable three and nine month periods in 2003, respectively.

        Net income during the three and nine months ended March 31, 2004 includes income tax benefits of $0.1 million and $18.1 million, respectively. Net income during the three and nine months ended March 31, 2003 is net of income tax provisions of $0.9 million and $3.1 million, respectively. The income tax benefit recognized during the three and nine months ended March 31, 2004 is due to the utilization of a portion of the Company’s available net operating loss carryforward.

        Net operating income is income before income taxes, excluding write-downs of the Company’s residual interests and debt forgiveness income. Net operating income during the three months ended March 31, 2004 was $20.8 million, an increase of $13.3 million, or 177.0%, over net operating income of $7.5 million during the comparable three-month period a year ago. Net operating income during the nine months ended March 31, 2004 was $48.7 million, an increase of $22.2 million, or 83.5%, over net operating income of $26.5 million during the comparable nine-month period during 2003. The Company did not record residual interest write-downs or debt forgiveness income during the three months or nine months ended March 31, 2004. During the three months ended March 31, 2003, the Company did not record write-downs to its residual interests but recorded $0.1 million of debt extinguishment income. During the nine months ended March 31, 2003, the Company recorded residual interest write-downs of $31.9 million and debt extinguishment income of $27.2 million.

        In making the announcement, A. Jay Meyerson, the Company’s Chief Executive Officer, stated, “The financial results during the three and nine months ended March 31, 2004 reflect continued strong growth in the Company’s operations. We are very pleased with our record $1.9 billion loan production during the March 2004 quarter, which reflects broad-based growth in our wholesale and retail loan origination channels. Moreover, our increased loan volumes combined with improved operating efficiency contributed to our 177.0% operating income growth during the March 2004 quarter over net operating income during the same period a year ago.”

Summary of Three Month Financial Results

Total revenues

        Total revenue increased $30.2 million, or 46.2%, to $95.7 million during the three months ended March 31, 2004 over $65.5 million of total revenue during the comparable three-month period a year ago. The $30.2 million increase in total revenue was comprised of increases of $27.7 million, $1.0 million, $0.9 million and $0.6 million in gain on sale of loans, interest income, loan servicing and origination fees, respectively. Total revenue during the three months ended March 31, 2003 included $0.1 million of debt extinguishment income and there was no such income during the three months ended March 31, 2004.

Total expenses

        Total expenses during the three months ended March 31, 2004 increased $17.0 million, or 29.4%, to $74.9 million over $57.9 million of total expenses during the three months ended March 31, 2003. The increase in total expenses during the three months ended March 31, 2004 over total expenses reported during the comparable three month period a year ago was attributable primarily to increases of $14.7 million, $3.5 million and $0.5 million in personnel, production and general and administrative expenses, respectively, partially offset by a $1.7 million decrease in interest expense.

Summary of Nine Month Financial Results

        Total revenues

        Total revenue increased $58.3 million, or 29.6%, to $255.1 million during the nine months ended March 31, 2003 from $196.8 million during the nine months ended March 31, 2003. Operating revenue increased $53.5 million, or 26.5% during the nine months ended March 31, 2004 over operating revenue of $201.6 million during the comparable nine month period in 2003. The $53.5 million increase in operating revenue during the nine months ended March 31, 2004 over the same period a year ago resulted primarily from a $53.9 million and $5.3 million increase in gain on sale of loans and origination fees, respectively, over amounts reported during the same nine month period a year ago which were partially offset by a decrease of $5.7 million interest income from amounts reported in the comparable nine month period in 2003. Loan servicing revenue of $6.3 million during the nine months ended March 31, 2004 was flat compared to the same amount reported during the same nine month period a year ago.

        Total expenses

        Total expenses increased $31.3 million, or 17.9%, to $206.4 million during the nine months ended March 31, 2004 over $175.1 million during the nine months ended March 31, 2003. The $31.3 million increase in total expense during the nine months ended March 31, 2004 over total expense during the comparable nine month period in 2003 was attributable to increases of $28.8 million, $7.5 million and $3.8 million in personnel, production and general and administrative expense, respectively, partially offset by a $8.8 million decline in interest expense.

Loan Production

        Total Production. During the three months ended March 31, 2004, the Company originated a total of $1.9 billion of mortgage loans, an increase of $206.7 million, or 12.5%, over the $1.7 billion of total loan production reported during the three months ended December 31, 2003, and an increase of $849.4 million, or 83.5% over the $1.0 billion of total loan production during the three months ended March 31, 2003. Total loan production during the nine months ended March 31, 2004 was $5.0 billion, an increase of $1.7 billion, or 52.6%, over the $3.3 billion of total mortgage loans originated during the nine months ended March 31, 2003. The Company’s continued growth in loan origination volumes has been driven by continued strong demand for sub-prime mortgage products, growth of the Company’s wholesale and retail sales forces, improved marketing results, and geographic expansion of our wholesale channel.

        Total Retail Production. The Company’s total retail production was $586.5 million during the three months ended March 31, 2004, a decrease of $5.3 million, or 0.1%, from the $591.9 million reported during the three months ended December 31, 2003, and an increase of $192.3 million, or 48.8%, over the $394.2 million of total retail production during the three months ended March 31, 2003. During the nine months ended March 31, 2004, total retail production increased $392.5 million, or 28.8%, to $1.8 billion over the $1.4 billion of total retail production during the nine months ended March 31, 2003.

        Total Broker Production. The Company’s total broker loan production during the three months ended March 31, 2004 was $1.3 billion, an increase of $212.1 million, or 19.9%, over the $1.1 billion of total broker production reported during the three months ended December 31, 2003, and an increase of $657.1 million, or 105.6%, over the $622.6 million of total broker loan production during the three months ended March 31, 2003. Total broker loan production during the nine months ended March 31, 2003 was $3.3 billion an increase of $1.3 million, or 69.3%, over the $1.9 billion of total broker production reported during the nine months ended March 31, 2003.

Loans dispositions and loan servicing

        Loan Dispositions

        The Company’s total loan dispositions were $1.8 billion during the three months ended March 31, 2004, an increase of $48.8 million, or 2.8%, over $1.7 billion of total loan dispositions during the three months ended December 31, 2003, and an increase of $515.3 million, or 41.3%, over $1.2 billion of total loan dispositions during the three months ended March 31, 2003. During the nine months ended March 31, 2004, total loan dispositions increased $1.3 billion, or 39.5%, to $4.7 billion over $3.3 billion of total loan dispositions during the comparable nine month period a year ago. All of the Company’s loan dispositions during the three and nine months ended March 31, 2004 were in the form of whole loan sales for cash with servicing released. The Company’s increased loan dispositions during the three and nine months ended March 31, 2004 over the comparable three and nine month periods a year ago are related to the Company’s increased loan origination volumes during the 2004 periods over production levels reported during the comparable three and nine month periods in 2003. During both the three and nine months ended March 31, 2004, the Company relied solely on whole loan sales for cash due to attractive pricing conditions prevailing in the whole loans markets during such periods.

        During the three months ended March 31, 2003, all of the Company’s loan dispositions were in the form of whole loan sales for cash. Of the $3.3 billion of total mortgage loan dispositions during the nine months ended March 31, 2003, the Company securitized $315.0 million of mortgage loans and sold $3.0 billion of mortgage loans in whole loan sales for cash. All of the Company’s loan dispositions during the three and nine months ended March 31, 2003 were sold on a servicing released basis.

        Loan servicing

        At March 31, 2004 and June 30, 2003 the Company’s total servicing portfolio was $2.4 billion and $1.7 billion, respectively, of which $2.3 billion and $1.7 billion, respectively, or 97.5% and 94.9%, respectively, was serviced in-house. Loans in securitization trusts serviced in-house declined to $260.7 million at March 31, 2004 from $741.0 million at June 30, 2003 due primarily to Company’s call and sale of the mortgage loans in securitization trusts and, to a lesser extent, to mortgage loan run-off, during the nine months ended March 31, 2004.

        The Company’s servicing portfolio at March 31, 2004 and June 30, 2003 included approximately $2.1 billion and $911.0 million, respectively, of loans serviced for others on an interim basis, which includes loans sold where servicing has yet to be transferred and loans held for sale. The Company’s servicing portfolio was $2.0 billion at March 31, 2003, of which $1.9 billion, or 95.3%, was serviced in-house.

        Aames Financial Corporation is a 50 year old national sub-prime mortgage lender, and at March 31, 2004 operated 93 retail branches, 2 National Loan Centers and 5 regional broker operations centers throughout the United States.

Forward Looking Statements

        From time to time the Company may publish forward-looking statements relating to such matters as anticipated financial performance, business prospects and similar matters. The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements. In order to comply with the terms of the safe harbor, the Company notes that a variety of factors could cause the Company’s actual results and experience to differ materially from the anticipated results or other expectations expressed in the Company’s forward-looking statements. The risks and uncertainties that may affect the operations, performance and results of the Company’s business include the following: increases in mortgage lending interest rates; adverse changes in the secondary market for mortgage loans; decline in real estate values; decreases in earnings from the Company calling securitization trusts; limited cash flow to fund operations; dependence on short-term financing facilities; obligations to repurchase mortgage loans and indemnify investors; concentration of operations in California, Florida and Texas; extensive government regulation; concentrated ownership of the Company by a single stockholder; losses in securitization trusts; and intense competition in the mortgage lending industry. For a more complete discussion of these risks and uncertainties, see “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations — Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended June 30, 2003 and subsequent filings by the Company with the United States Securities and Exchange Commission.

Additional Information and Where to Find It

On March 24, 2004, Aames Investment Corporation, a wholly-owned subsidiary of the Company, filed registration statements with the United States Securities and Exchange Commission in connection with the Company’s proposed merger with Aames Investment and the related initial public offering of Aames Investment. These registration statements have not yet become effective. The securities relating to these registration statements may not be sold nor may offers to buy be accepted prior to the time the registration statements become effective. This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

In connection with Aames Investment's proposed merger with the Company, Aames Investment filed a preliminary registration statement on Form S-4, including the preliminary joint proxy statement/prospectus constituting a part thereof, with the SEC. Aames Investment will file a final registration statement, including a definitive joint proxy statement/prospectus constituting a part thereof, and other documents with the SEC. Shareholders of the Company are encouraged to read the registration statement and any other relevant documents filed with the SEC, including the joint proxy statement/ prospectus that will be part of the registration statement, because they will contain important information about the proposed merger. The final joint proxy statement prospectus will be mailed to shareholders of the Company. Investors and security holders are able to obtain the documents free of charge at the SEC's web site, www.sec.gov. After the registration statement containing the joint proxy statement/prospectus is declared effective by the SEC, the joint proxy statement/prospectus and other documents will be available free of charge by directing a request to John F. Madden, Jr., Secretary, Aames Financial Corporation, 350 South Grand Avenue, 43rd Floor, Los Angeles, California 90071, or emailing Aames Financial’s Investor Relations Department atinfo@aamescorp.com.

Participants in Solicitation

The Company, Aames Investment, their directors, and certain of their executive officers may be considered participants in the solicitation of proxies in connection with the proposed reorganization and information about such registrants’ interest therein, including by way of security holdings or otherwise, may be found in the proxy statement for the Company’s 2003 annual meeting of stockholders and in the registration statement on Form S-4 filed by Aames Investment, including the definitive proxy statement/prospectus constituting a part thereof that will be sent to the Company’s stockholders.

Financial Tables and Supplementary Information Follow

AAMES FINANCIAL CORPORATION and SUBSIDIARIES
Condensed consolidated financial statements
(In thousands, except per share data)

CONDENSED CONSOLIDATED BALANCE SHEETS	March 31, 2004 (Unaudited)	June 30, 2003 (Audited)
Cash and cash equivalents	$ 17,071	$ 23,860
Loans held for sale, at lower of cost or market	797,144	401,001
Advances and other receivables	22,097	41,315
Residual interests, at estimated fair value	48,486	129,232
Deferred income taxes	17,190	--
Other assets	25,002	26,604

Total assets	$926,990	$622,012

Borrowings	$ 82,718	$138,512
Revolving warehouse and repurchase facilities	699,641	343,675
Accrued dividends on convertible preferred stock	--	51,232
Other liabilities	35,132	35,619

Total liabilities	817,491	569,038
Stockholders' equity	109,499	52,974

Total liabilities and stockholders' equity	$926,990	$622,012

CONDENSED CONSOLIDATED INCOME STATEMENTS	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2004	2003	2004	2003
	(Unaudited)		(Unaudited)
Revenue:
Gain on sale of loans	$ 62,948	$35,157	$ 153,093	$ 99,216
Write-down of residual interests	--	--	--	(31,923)
Origination fees	12,980	12,435	45,416	40,125
Loan servicing	2,155	1,252	6,332	6,336
Debt extinguishment income	--	83	--	27,175
Interest	17,621	16,556	50,217	55,913

Total revenue, including write-down of
residual interests	95,704	65,483	255,058	196,842
Expenses:
Personnel	46,676	31,904	127,569	98,781
Production	10,333	6,832	26,107	18,647
General and administrative	12,583	12,114	37,557	33,710
Interest	5,315	7,042	15,161	23,933

Total expenses	74,907	57,892	206,394	175,071

Income before income taxes	20,797	7,591	48,664	21,771
Provision (benefit) for income taxes	(93)	900	(18,069)	3,086

Net income	$ 20,890	$ 6,691	$ 66,733	$ 18,685

Net income to common shareholders
Basic	$ 18,021	$ 2,919	$ 56,548	$ 9,057

Diluted	$ 21,412	$ 6,691	$ 68,300	$ 18,685

Net income per common share:
Basic	$ 2.53	$ 0.44	$ 8.07	$ 1.39

Diluted	$ 0.20	$ 0.07	$ 0.65	$ 0.20

Weighted average number of
common shares outstanding:
Basic	7,120	6,595	7,009	6,530

Diluted	104,800	98,339	104,333	92,933

AAMES FINANCIAL CORPORATION and SUBSIDIARIES
Supplemental Information

The following table sets forth information regarding basic and diluted net income to common stockholders and basic and diluted net income per common share for the three and nine months ended March 31, 2004 and 2003 (amounts in thousands, except per share data):
	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2004	2003	2004	2003
Basic net income per common share:
Net income	$ 20,890	$ 6,691	$ 66,733	$ 18,685
Less: Accrued dividends on Series B, C and D Convertible
Preferred Stock	(2,869)	(3,772)	(10,185)	(9,628)

Basic net income to common stockholders	$ 18,021	$ 2,919	$ 56,548	$ 9,057

Basic weighted average number of common shares outstanding	7,120	6,595	7,009	6,530

Basic net income per common share	$ 2.53	$ 0.44	$ 8.07	$ 1.39

Diluted net income per common share:
Basic net income to common stockholders	$ 18,021	$ 2,919	$ 56,548	$ 9,057
Plus: Accrued dividends on Series B, C and D Convertible
Preferred Stock	2,869	3,772	10,185	9,628
Interest on 5.5% Convertible Preferred Debentures	522	--	1,567	--

Diluted net income to common stockholders	$ 21,412	$ 6,691	$ 68,300	$ 18,685

Basic weighted average number of common shares outstanding	7,120	6,595	7,009	6,530
Plus incremental shares from:
Assumed conversion of:
Series B, C and D Convertible Preferred Stock	85,061	85,538	85,439	85,547
5.5% Convertible Subordinated Debentures	824	--	824	--
Assumed exercise of:
Warrants	3,684	1,911	3,485	266
Common stock options	8,111	4,295	7,576	590

Diluted weighted average number of common shares outstanding	104,800	98,339	104,333	92,933

Diluted net income per common share	$ 0.20	$ 0.07	$ 0.65	$ 0.20

The terms 'operating revenue' and 'net operating income' are used in the accompanying press release. This table reconciles
total revenue in conformity with generally accepted accounting principles ("GAAP") to operating revenue and, reconciles net operating income to GAAP net income.
	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2004	2003	2004	2003
	(Amounts in thousands)
GAAP revenue	$ 95,704	$ 65,483	$ 255,058	$ 196,842
Add: Write-down of residual interests	--	--	--	31,923
Less: Debt extinguishment income	--	(83)	--	(27,175)

Operating revenue	95,704	65,400	255,058	201,590
GAAP expenses	(74,907)	(57,892)	(206,394)	(175,071)

Net operating income	$ 20,797	$ 7,508	$ 48,664	26,519
Less: Write-down of residual interests	--	--	--	(31,923)
Add: Debt forgive ness income	--	83	--	27,175
(Add) Less: Provision (benefit) for income taxes	(93)	900	(18,069)	3,086

GAAP net income	$ 20,890	$ 6,691	$ 66,733	$ 18,685

AAMES FINANCIAL CORPORATION and SUBSIDIARIES
Supplemental Information

MORTGAGE LOAN PRODUCTION: (In Thousands)
	Three Months Ended			Nine Months Ended
	March 31,		December 31,	March, 31
	2004	2003	2003	2004	2003

Broker production (1)	$ 1,279,701	$ 622,555	$ 1,067,627	$ 3,267,923	$ 1,930,002
Retail production	586,527	394,238	$ 591,861	$ 1,755,202	$ 1,362,685

Total mortgage loan production	$ 1,866,228	$ 1,016,793	$ 1,659,488	$ 5,023,125	$ 3,292,687

(1)	Includes the purchase of closed loans on a flow basis from correspondents of $-0- million, $6.8 million and $0.2 million during the three months ended March 31, 2004 and 2003, and December 31, 2003, respectively, and $4.1 million and $11.1 million during the nine months ended March 31, 2003 and 2003, respectively.

LOAN DISPOSITIONS: (In thousands)
	Three Months Ended			Nine Months Ended
	March 31,		December 31,	March, 31
	2004	2003	2003	2004	2003
Whole loan sales	$ 1,763,435	$ 1,248,096	$ 1,714,640	$ 4,664,233	$ 3,029,769
Loans pooled and sold in securitizations	--	--	--	--	314,958

Total loan dispositions	$ 1,763,435	$ 1,248,096	$ 1,714,640	$ 4,664,233	$ 3,344,727

LOAN SERVICING:
	At
	March 31,		June 30,
	2004	2003	2003
Mortgage loans serviced:
Loans serviced on an interim basis	$ 2,074.7	$ 1,099.3	$ 911.0
Loans in securitization trusts	260.7	852.7	741.0

Serviced in-house	2,335.4	1,952.0	1,652.0
Loans serviced by others	59.7	96.2	88.0

Total servicing portfolio	$ 2,395.1	$ 2,048.2	$ 1,740.0

Percentage serviced in-house	97.5%	95.3%	94.9%